UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2019

Brookfield Property REIT Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34948	27-2963337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Vesey Street, 15th Floor, New York, NY	10281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 417-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01.             Other Events.

Brookfield Property REIT Inc. (“BPR”) (NASDAQ: BPR) announced today the final results of its substantial issuer bid (the “Offer”) to purchase for cancellation  up to $95 million of shares of its Class A Stock, par value $0.01 per share (“Class A Stock”), which expired at 5:00 p.m. (Eastern time) on March 25, 2019.

Based on the final count by American Stock Transfer & Trust Company, LLC, the paying agent and depositary for the Offer, a total of 8,292,473 shares of Class A Stock were properly tendered and not properly withdrawn at the final purchase price of $20.30 per share.

In accordance with the terms and conditions of the Offer, and based on the final count by the paying agent and depositary, BPR will take up and purchase for cancellation 4,679,802 shares of Class A Stock properly tendered and not properly withdrawn prior to the expiration of the Offer at a purchase price of $20.30 per share, for an aggregate cost of approximately $95 million, excluding fees and expenses relating to the Offer. Based on this final count, the 4,679,802 shares of Class A Stock to be accepted for purchase in the Offer represent approximately 4.54% of BPR’s issued and outstanding shares of Class A Stock as of March 22, 2019. Based on these final numbers, following settlement of the Offer, BPR will have approximately 98,422,572 shares of Class A Stock outstanding.

Payment for the shares of Class A Stock accepted for purchase under the Offer will occur promptly, in accordance with applicable law.

Due to the oversubscription of the Offer, based on the final count described above, BPR will accept for purchase on a pro rata basis approximately 56.3% of the shares of Class A Stock properly tendered and not properly withdrawn at the purchase price of $20.30 per share by each tendering stockholder (other than “odd lot” holders, whose shares of Class A Stock will be purchased on a priority basis).

The press release announcing the final results of the Offer is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Brookfield Property Partners L.P. Press Release dated March 28, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD PROPERTY REIT INC.

Date: March 28, 2019	By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Secretary

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